EXHIBIT 10.4

                              ALPHA INNOTECH CORP.
                       1999 STOCK OPTION PLAN, AS AMENDED
                        INCENTIVE STOCK OPTION AGREEMENT


         (A)      Name of Optionee:

         (B)      Grant Date:

         (C)      Number of Shares:

         (D)      Exercise Price:

         (E)      Vesting Base Date:

         (F)      Effective Date:

         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of the date set forth in Item F above (the "Effective Date") between Alpha Innotech Corp., a Delaware corporation (the "Company"), and the person named in Item A above ("Optionee").

         THE PARTIES AGREE AS FOLLOWS:

         1.       GRANT OF OPTION; VESTING BASE DATE.

                  1.1 GRANT. The Company hereby grants to Optionee pursuant to the Company's 1999 Stock Option Plan, as amended (the "PLAN"), a copy of which is attached to this Agreement as Exhibit 1, an incentive stock option (the "ISO") to purchase all or any part of an aggregate of the number of shares (the "ISO SHARES") of the Company's Common Stock (as defined in the Plan) listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

                  1.2 VESTING BASE DATE. The parties hereby establish the date set forth in Item E above as the Vesting Base Date (as defined in Section
5.1 below).

         2. EXERCISE PRICE. The exercise price for purchase of each share of Common Stock covered by this ISO shall be the price set forth in Item D above.

         3. TERM. Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no such exhibit was intended), this ISO shall expire as provided in Section 6.1.12 of the Plan.

         4. ADJUSTMENT OF ISOS. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.


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         5.       EXERCISE OF OPTIONS.

                  5.1 VESTING; TIME OF EXERCISE. This ISO shall be exercisable according to the schedule set forth on Exhibit 5.1 attached hereto. Such schedule shall commence as of the date set forth in Item (E) above (the "VESTING BASE DATE").

                  5.2 EXERCISE AFTER TERMINATION OF STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event of termination of Optionee's continuous status as an employee, director or consultant, this ISO may be exercised only in accordance with the provisions of Section 6.1.7 of the Plan; provided, however, that in the event of termination of Optionee's continuous status as an employee, director or consultant for any reason other than death or disability, this ISO may be exercised in whole or in part at any time within thirty days of the date of such termination (but in no event after the Expiration Date, as such term is defined in the Plan).

                  5.3 MANNER OF EXERCISE. Optionee may exercise this ISO, or any portion of this ISO, by giving written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Plan Administrator, accompanied by a copy of the 1999 Stock Option Plan Stock Purchase Agreement in substantially the form attached hereto as Exhibit 5.3 executed by Optionee (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this ISO was exercised.

                  5.4 PAYMENT. Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), payment may be made for ISO Shares purchased at the time written notice of exercise of the ISO is given to the Company, by delivery of cash or check or other method set forth in Section 6.1.6 of the Plan. Any applicable taxes must be paid in cash or by other method permitted by the Plan Administrator as set forth in Section 6.1.9 of the Plan. The proceeds of any payment shall constitute general funds of the Company.

                  5.5 DELIVERY OF CERTIFICATE. Promptly after receipt of written notice of exercise of the ISO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares or shall register the Optionee as a stockholder on the books of the Company. An Optionee or transferee of an Optionee shall not have any privileges as a stockholder with respect to any ISO Shares covered by the ISO until the date of issuance of a stock certificate or, if applicable, such registration.


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         6.       NONASSIGNABILITY  OF  ISO.  This  ISO  is  not  assignable  or transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the ISO is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this ISO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this ISO, shall be null and void.

         7. COMPANY'S RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT. The ISO Shares arising from exercise of this ISO shall be subject to a right of repurchase in favor of the Company (the "RIGHT OF REPURCHASE") to the extent set forth on Exhibit 7 attached hereto (the absence of such exhibit indicating that no such exhibit was intended and that the ISO shall be subject to the limitations set forth on Exhibit 5.1). If the Optionee's employment with the Company terminates before the Right of Repurchase lapses in accordance with
Exhibit 7, the Company may purchase ISO Shares subject to the Right of Repurchase (either by payment of cash or by cancellation of purchase money indebtedness) for an amount equal to the price the Optionee paid for such ISO Shares (exclusive of any taxes paid upon acquisition of the stock) by giving notice at any time within the later of (a) 30 days after the acquisition of the ISO Shares upon option exercise, or (b) 90 days after such termination of employment that the Company is exercising its right of repurchase. The Company shall include with such notice payment in full in cash or by evidence of cancellation of purchase money indebtedness. The Optionee may not dispose of or transfer ISO Shares while such shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void.

         8.       RESTRICTION ON ISSUANCE OF SHARES.

                  8.1 LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or issue any ISO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act.

                  8.2 REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be required to, register or qualify the sale of this ISO or any ISO Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any ISO Shares pursuant thereto to comply with any law.

         9. RESTRICTION ON TRANSFER. Regardless whether the sale of the ISO Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of ISO Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions



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of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for its securities.

         10. STOCK CERTIFICATE. Stock certificates evidencing ISO Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

         11. DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of this ISO is disposed of within two years after the Effective Date or within one year after the date of such exercise (as determined under Section 5.3 of this Agreement), the Optionee immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

         12. TAX ADVICE. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the ISO Shares will be purchased and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

         13. EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the Optionee's employment or consulting at any time, nor confer upon the Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

         14. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that except as otherwise provided in this Agreement, Optionee may not assign any of Optionee's rights under this Agreement.

         15. DAMAGES. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of ISO Shares which is not in conformity with the provisions of this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

         17. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all



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notices,  communications,  and documents  directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Alpha Innotech Corp.
                           2401 Merced Street
                           San Leandro, California 94577
                           Attention:  President

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

         18. ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in San Francisco, California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 18 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 17 shall be valid and sufficient.

         19. ENTIRE AGREEMENT. Company and Optionee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between Company and Optionee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties (including any letter from the Company to Optionee setting forth proposed terms of employment), whether oral or written, regarding the grant of stock options or issuances of ISO Shares to Optionee.


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         IN WITNESS  WHEREOF,  the parties have  executed this  Incentive  Stock
Option Agreement as of the Effective Date.

                                        ALPHA INNOTECH CORP.



                                        By:      _______________________________

                                        Title:   _______________________________



The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



                                        ----------------------------------------
                                        Optionee



         Optionee's spouse indicates by the execution of this Incentive Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any ISO Shares purchased pursuant to this Agreement.



                                        ----------------------------------------
                                        Optionee's Spouse


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